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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders
American Energy Services, Inc.


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 14, 2000, related to the financial statements of American Energy Services, Inc. as of February 28, 2000, and for the years ended February 28, 2000 and February 29, 1999, which report appears in the Annual Report on Form 10KSB for the year ended February 28, 2000, as previously filed by American Energy Services, Inc.


/s/ Simonton, Kutac & Barnidge, L.L.P.
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Simonton, Kutac & Barnidge, L.L.P.


Houston, Texas
January 16, 2001